Exhibit 99.1

Teradyne Reports Second Quarter 2011 Results

•	Q2’11 revenue of $411 million, up 9% from Q1’11 and down 8% from Q2’10

•

Q2’11 diluted non-GAAP income from continuing operations of $0.50 per share, up from $0.39 per share in Q1’11 and down from $0.69 per share in Q2’10; Q2’11 diluted GAAP income from continuing operations of $0.39 per share

•

Q3’11 guidance: Revenue of $320 million to $340 million; Diluted non-GAAP income from continuing operations of $0.22 to $0.26 per share; Diluted GAAP income from continuing operations of $0.15 to $0.18 per share

NORTH READING, Mass. – July 27, 2011 – Teradyne, Inc. (NYSE: TER) reported revenue of $411 million for the second quarter of 2011 of which $343 million was in Semiconductor Test and $68 million in Systems Test Group. On a non-GAAP basis, Teradyne’s income from continuing operations in the second quarter was $101.5 million, or $0.50 per diluted share, which excluded acquired intangible asset amortization, non-cash convertible debt interest and restructuring and other charges. GAAP income from continuing operations for the second quarter was $89.9 million, or $0.39 per diluted share.

Bookings in the second quarter of 2011 were $333 million of which $257 million were in Semiconductor Test and $76 million in the Systems Test Group.

“We delivered solid financial results in the second quarter marking the sixth quarter in a row of above model profitability,” said Mike Bradley, Teradyne President and CEO. “We saw continued strength in Hard Disk Drive Test orders as we expand both the performance and customer base of our Neptune product line. While System on a Chip (SOC) test orders slowed substantially in the quarter, the wireless and media processor, power management, and imaging segments were the strongest, driven by both design wins and capacity expansions.”

“With the softening order rate in semiconductor test dictating lower shipments in the third quarter, we’re pleased to see increasing HDD test shipments offset some of that decline. While delivering lower gross margins than our other businesses, HDD test is on track to deliver model profitability on record revenues this year.”

Guidance for the third quarter of 2011 is for revenue of $320 million to $340 million, with non-GAAP income from continuing operations per diluted share of $0.22 to $0.26 and GAAP income from continuing operations per diluted share of $0.15 to $0.18. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and restructuring and other charges.

Webcast

A conference call to discuss the second quarter 2011 results, along with management’s business outlook is scheduled at 10 a.m. EDT, Thursday, July 28. The call will be broadcast simultaneously over the Internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 800-642-1687. The replay number outside the U.S. & Canada is 706-645-9291. The pass code for both numbers is 82250574. A replay will also be available on the Teradyne website at www.teradyne.com and by phone. The phone replay will be available through August 13, 2011.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP income from continuing operations exclude acquired intangible asset amortization, non- cash convertible debt interest, and restructuring and other, net. GAAP requires that these items be included in determining income from operations and income from continuing operations. Non-GAAP income from operations, non-GAAP income from continuing operations, non-GAAP income from operations and non-GAAP income from continuing operations as a percentage of revenue, and non-GAAP income from continuing operations per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is the leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. Teradyne had 2010 sales of $1.6 billion and employs about 2,900 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations and market conditions. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.

There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased competition in certain markets resulting from the merger of Advantest and Verigy; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and Quarterly Report on Form 10-Q for the period ended April 3, 2011. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR SECOND FISCAL QUARTER OF 2011

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	July 3, 2011	April 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Net Revenues	$410,519	$377,161	$445,271	$787,680	$764,609
Cost of Revenues (1)	195,433	184,752	194,369	380,185	343,831

Gross Profit	215,086	192,409	250,902	407,495	420,778
Operating Expenses:
Engineering and Development	47,393	47,977	49,341	95,370	97,278
Selling and Administrative	57,481	58,229	57,730	115,710	112,417
Acquired Intangible Asset Amortization	7,291	7,291	7,313	14,582	14,668
Restructuring and Other, net (2)	1,279	413	371	1,692	1,274

Operating Expenses	113,444	113,910	114,755	227,354	225,637

Income from Operations	101,642	78,499	136,147	180,141	195,141

Interest & Other (3)	(3,913)	(4,889)	(4,074)	(8,802)	(9,139)

Income from Continuing Operations Before Income Taxes	97,729	73,610	132,073	171,339	186,002
Income Tax Provision	7,839	5,486	9,543	13,325	14,373

Income from Continuing Operations	89,890	68,124	122,530	158,014	171,629

Income (Loss) from Discontinued Operations Before Income Taxes (4)	—	1,278	(381)	1,278	620
Income Tax Benefit	—	(267)	—	(267)	—

Income (Loss) from Discontinued Operations	—	1,545	(381)	1,545	620

(Loss) Gain on Disposal of Discontinued Operations (net of income tax provision of $0, $4,578, $0, $4,578, and $0, respectively)	(832)	25,203	—	24,371	—

Net Income	$89,058	$94,872	$122,149	$183,930	$172,249

Income per Common Share from Continuing Operations:
Basic	$0.48	$0.37	$0.68	$0.85	$0.97

Diluted	$0.39	$0.29	$0.55	$0.68	$0.79

Net Income per Common Share:
Basic	$0.48	$0.51	$0.68	$0.99	$0.97

Diluted	$0.39	$0.41	$0.55	$0.80	$0.79

Weighted Average Common Shares - Basic	185,367	184,720	179,990	185,044	178,429

Weighted Average Common Shares - Diluted (5)	230,452	232,080	231,541	231,266	228,909

Net Orders	$333,170	$435,077	$505,755	$768,247	$1,028,567

(1) Cost of Revenues includes:	Quarter Ended			Six Months Ended
	July 3, 2011	April 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Sale of Previously Written Down Inventory	$(764)	$(3,022)	$(5,232)	$(3,786)	$(5,232)
Provision for Excess and Obsolete Inventory	1,716	4,627	276	6,343	1,454

	$952	$1,605	$(4,956)	$2,557	$(3,778)

(2) Restructuring and Other, net consists of:	Quarter Ended			Six Months Ended
	July 3, 2011	April 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Employee Severance	$344	$844	$371	$1,188	$1,274
Non-U.S. Pension Settlement	935	—	—	935	—
Facility Related	—	(431)	—	(431)	—

	$1,279	$413	$371	$1,692	$1,274

(3) Interest & Other includes:	Quarter Ended			Six Months Ended
	July 3, 2011	April 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Non-Cash Convertible Debt Interest	$2,957	$2,858	$2,580	$5,815	$5,074

(4)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation for a gain of $24.4 million. The results for the discontinued business unit have been included within discontinued operations for all periods presented.

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended July 3, 2011, April 3, 2011, and July 4, 2010, 22.7 million, 23.4 million and 34.7 million shares, respectively, have been included in diluted shares and net interest expense of $0, $0 and $4.4 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations. For the six months ended July 3, 2011 and July 4, 2010, 23.0 million and 34.7 million shares, respectively, have been included in diluted shares and net interest expense of $0 and $8.8 million, respectively, has been added back to income from continuing operations and net income for the diluted earnings per share calculations.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	July 3, 2011	December 31, 2010
Assets
Cash and Cash Equivalents	$455,398	$397,737
Marketable Securities	453,942	409,061
Accounts Receivable	207,823	168,756
Inventories	141,518	116,841
Deferred Tax Assets	22,801	22,730
Prepayments and Other Current Assets	61,946	52,780
Current Assets from Discontinued Operations (1)	—	8,713

Total Current Assets	1,343,428	1,176,618

Net Property, Plant and Equipment	233,432	231,108
Long-Term Marketable Securities	281,978	248,696
Retirement Plan Assets	14,456	13,981
Intangible Assets	108,357	122,941
Other Assets	16,644	16,542
Long-Term Assets from Discontinued Operations (1)	—	469

Total Assets	$1,998,295	$1,810,355

Liabilities
Accounts Payable	$106,993	$81,142
Accrued Employees’ Compensation and Withholdings	75,018	105,374
Deferred Revenue and Customer Advances	98,723	105,568
Other Accrued Liabilities	59,889	57,145
Accrued Income Taxes	9,888	8,465
Current Debt	2,475	2,450
Current Liabilities from Discontinued Operations (1)	—	3,560

Total Current Liabilities	352,986	363,704

Long-Term Deferred Revenue and Customer Advances	50,064	71,558
Retirement Plan Liabilities	77,154	72,071
Deferred Tax Liabilities	9,973	9,849
Other Long-Term Liabilities	19,359	19,448
Long-Term Debt	154,821	150,182
Long-Term Liabilities from Discontinued Operations (1)	—	1,355

Total Liabilities	664,357	688,167

Shareholders’ Equity	1,333,938	1,122,188

Total Liabilities and Shareholders’ Equity	$1,998,295	$1,810,355

(1)	On March 21, 2011, Teradyne completed the sale of its Diagnostic Solutions business unit to SPX Corporation. The assets and liabilities of the discontinued business unit have been included within discontinued operations at December 31, 2010.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Six Months Ended
	July 3, 2011	July 4, 2010	July 3, 2011	July 4, 2010
Cash flows from operating activities:
Net income	$89,058	$122,149	$183,930	$172,249
Less: (Loss) income from discontinued operations	—	(381)	1,545	620
Less: (Loss) gain on disposal of discontinued operations	(832)	—	24,371	—

Income from continuing operations	89,890	122,530	158,014	171,629
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation	12,588	13,244	25,645	26,403
Amortization	12,849	11,173	25,291	23,105
Stock-based compensation	7,218	7,168	14,682	15,141
Provision for excess and obsolete inventory	1,716	276	6,343	1,454
Tax benefit related to stock options and restricted stock units	(3,717)	—	(3,717)	—
Other	804	475	1,424	1,659
Changes in operating assets and liabilities, net of businesses sold:
Accounts receivable	(21,569)	(70,041)	(39,067)	(123,184)
Inventories	(4,297)	9,337	(15,006)	24,231
Other assets	(7,807)	(4,517)	(10,348)	15,544
Deferred revenue and customer advances	(3,786)	(27,537)	(28,339)	(62,901)
Accounts payable and accrued expenses	16,739	51,393	(9,279)	52,377
Retirement plan contributions	(4,069)	(18,017)	(5,241)	(24,677)
Accrued income taxes	5,406	11,346	5,406	11,346

Net cash provided by continuing operations	101,965	106,830	125,808	132,127
Net cash provided by (used for) discontinued operations	—	1,062	(4,225)	1,850

Net cash provided by operating activities	101,965	107,892	121,583	133,977

Cash flows from investing activities:
Purchases of property, plant and equipment	(22,336)	(18,119)	(44,467)	(35,706)
Purchases of available-for-sale marketable securities	(287,252)	(128,421)	(498,541)	(223,820)
Proceeds from sales of available-for-sale marketable securities	232,029	40,197	420,477	47,267
Proceeds from sales of trading marketable securities	—	23,550	—	23,700
Proceeds from life insurance	—	1,091	—	1,091

Net cash used for continuing operations	(77,559)	(81,702)	(122,531)	(187,468)
Net cash provided by discontinued operations	32	—	39,062	—

Net cash used for investing activities	(77,527)	(81,702)	(83,469)	(187,468)

Cash flows from financing activities:
Issuance of common stock	6,976	35,794	17,052	41,873
Tax benefit related to stock options and restricted stock units	3,717	—	3,717	—
Payments of long-term debt	—	—	(1,222)	(1,123)

Net cash provided by financing activities	10,693	35,794	19,547	40,750

Increase (decrease) in cash and cash equivalents	35,131	61,984	57,661	(12,741)
Cash and cash equivalents at beginning of period	420,267	342,012	397,737	416,737

Cash and cash equivalents at end of period	$455,398	$403,996	$455,398	$403,996

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	July 3, 2011	% of Net Revenues			April 3, 2011	% of Net Revenues			July 4, 2010	% of Net Revenues
Net Revenues	$410.5				$377.2				$445.3
Income from Operations - GAAP	$101.6	24.8%			$78.5	20.8%			$136.1	30.6%
Acquired intangible asset amortization	7.3	1.8%			7.3	1.9%			7.3	1.6%
Restructuring and other, net (1)	1.3	0.3%			0.4	0.1%			0.4	0.1%

Income from Operations - non-GAAP	$110.2	26.8%			$86.2	22.9%			$143.8	32.3%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	July 3, 2011	% of Net Revenues	Basic	Diluted	April 3, 2011	% of Net Revenues	Basic	Diluted	July 4, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$89.9	21.9%	$0.48	$0.39	$68.1	18.1%	$0.37	$0.29	$122.5	27.5%	$0.68	0.55
Acquired intangible asset amortization	7.3	1.8%	0.04	0.04	7.3	1.9%	0.04	0.03	7.3	1.6%	0.04	0.04
Restructuring and other, net (1)	1.3	0.3%	0.01	0.01	0.4	0.1%	—	—	0.4	0.1%	—	—
Convertible share adjustment (2)	—	—	—	0.05	—	—	—	0.06	—	—	—	0.09
Interest and other (3)	3.0	0.7%	0.02	0.01	2.9	0.8%	0.02	0.01	2.6	0.6%	0.01	0.01

Income from Continuing Operations - non-GAAP	$101.5	24.7%	$0.55	$0.50	$78.7	20.9%	$0.43	$0.39	$132.8	29.8%	$0.74	$0.69

GAAP and Non-GAAP Weighted Average Common Shares - Basic	185.4				184.7				180.0
GAAP Weighted Average Common Shares - Diluted	230.5				232.1				231.5
Exclude dilutive shares from convertible note	(22.7)				(23.4)				(34.7)

Non-GAAP Weighted Average Common Shares - Diluted (2)	207.8				208.7				196.8

(1) Restructuring and other, net consists of (in millions):
	Quarter Ended
	July 3, 2011				April 3, 2011				July 4, 2010
Employee Severance	$0.3				$0.8				$0.4
Non-U.S. Pension Settlement	0.9				—				—
Facility Related	—				(0.4)				—

	$1.3				$0.4				$0.4

(2)	For the quarters ended July 3, 2011, April 3, 2011 and July 4, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 17.9 million, 18.8 million and 11.2 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of $2.4 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

(3)	For the quarters ended July 3, 2011, April 3, 2011 and July 4, 2010, Interest and Other included non-cash convertible debt interest.

	Six Months Ended
	July 3, 2011	% of Net Revenues			July 4, 2010	% of Net Revenues
Net Revenues	$787.7				$764.6
Income from Operations - GAAP	$180.1	22.9%			$195.1	25.5%
Acquired intangible asset amortization	14.6	1.9%			14.7	1.9%
Restructuring and other, net (1)	1.7	0.2%			1.3	0.2%

Income from Operations - non-GAAP	$196.4	24.9%			$211.1	27.6%

			Income per Common Share from Continuing Operations				Income per Common Share from Continuing Operations
	July 3, 2011	% of Net Revenues	Basic	Diluted	July 4, 2010	% of Net Revenues	Basic	Diluted
Income from Continuing Operations - GAAP	$158.0	20.1%	$0.85	$0.68	$171.6	22.4%	$0.97	$0.79
Acquired intangible asset amortization	14.6	1.9%	$0.08	0.07	14.7	1.9%	0.08	0.08
Interest and other (2)	5.8	0.7%	$0.03	0.03	5.1	0.7%	0.03	0.03
Restructuring and other, net (1)	1.7	0.2%	$0.01	0.01	1.3	0.2%	0.01	0.01
Convertible share adjustment (3)	—	—	$—	0.10	—	—	—	0.11

Income from Continuing Operations - non-GAAP	$180.1	22.9%	$0.97	$0.89	$192.7	25.2%	$1.08	$1.02

GAAP and Non-GAAP Weighted Average Common Shares - Basic	185.0				178.4
GAAP Weighted Average Common Shares - Diluted	231.3				228.9
Exclude dilutive shares from convertible note	(23.0)				(34.7)

Non-GAAP Weighted Average Common Shares - Diluted (3)	208.3				194.2

(1) Restructuring and other, net consists of:

	Six Months Ended
	July 3, 2011				July 4, 2010
Employee Severance	$1.2				$1.3
Non-U.S. Pension Settlement	0.9				—
Facility Related	(0.4)				—

	$1.7				$1.3

(2)    For the six months ended July 3, 2011 and July 4, 2010, Interest and Other included non-cash convertible debt interest.

(3)    For the six months ended July 3, 2011 and July 4, 2010, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 23.0 million and 10.2 million shares, respectively, have been included in non-GAAP diluted shares and net interest expense of approximately $4.8 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of Third Quarter 2011 guidance:

GAAP and Non-GAAP third quarter revenue guidance:	$320 million	to	$340 million
GAAP income from continued operations per diluted share	$0.15		$0.18
Exclude acquired intangible asset amortization	$0.03		$0.03
Exclude non-cash convertible debt interest	$0.01		$0.01
Exclude dilutive shares from convertible note	$0.03		$0.04

Non-GAAP income from continuing operations per diluted share	$0.22		$0.26

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact: Teradyne, Inc.

  Andy Blanchard 978-370-2425

  Vice President of Corporate Relations